Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-199451 and 333-260801 on Form S-8 and Registration Statement Nos. 333-260780, 333-260775, 333-263166 and 333-248740 on Form F-3 of our report dated March 24, 2021, relating to the financial statements of ProQR Therapeutics N.V., appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Accountants B.V.

Amsterdam, the Netherlands

April 29, 2022